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EXHIBIT 23.1

CONSENT OF MAULDIN & JENKINS, LLC
INDEPENDENT AUDITOR'S CONSENT

    We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-59532) of GB&T Bancshares, Inc. of our report, dated February 2, 2001, appearing in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.

    We also consent to the reference to our Firm under the caption "Experts" in such Joint Proxy Statement/Prospectus.

                      /s/ MAULDIN & JENKINS, LLC

Atlanta, Georgia
May 9, 2001

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EXHIBIT 23.1